Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186403) pertaining to the 2013 Long-Term Incentive Plan of TRI Pointe Homes, Inc. of our report dated March 28, 2013, with respect to the consolidated financial statements of TRI Pointe Homes, LLC, included in this Annual Report (Form 10-K) of TRI Pointe Homes, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young

Irvine, California

March 28, 2013